EXHIBIT 11

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF INCOME PER SHARE (UNAUDITED)

                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                        THREE MONTHS ENDED
                                                                                             JUNE 30,
                                                                                -----------------------------------
                                                                                     1999                1998
                                                                                ---------------    ----------------
Numerator:
     Net income                                                                      $ 114,005           $ 121,600
                                                                                ---------------    ----------------
     Numerator for basic earnings per share -- income available to
        common stockholders                                                            114,005             121,600
     Effect of dilutive securities:
        Elimination of interest and amortization on 3.25% Convertible
            Subordinated Debentures due 2003, less the related
            effect of the provision of income taxes                                      3,112               3,112
                                                                                ---------------    ----------------
     Numerator for diluted earnings per share -- income available to
        common stockholders after assumed conversion                                 $ 117,117           $ 124,712
                                                                                ===============    ================

Denominator:
     Denominator for basic earnings per share -- weighted-average
        shares                                                                         414,193             421,055
     Effect of dilutive securities:
        Net effect of dilutive stock options                                             7,938              12,085
        Restricted shares issued                                                           300                   -
        Assumed conversion of 3.25% Convertible Subordinated
            Debentures due 2003                                                         15,502              15,502
                                                                                ---------------    ----------------
                Dilutive potential common shares                                        23,740              27,587
                                                                                ---------------    ----------------
     Denominator of diluted earnings per share -- adjusted
        weighted-average shares and assumed conversions                                437,933             448,642
                                                                                ===============    ================

Basic earnings per share                                                             $    0.28           $    0.29
                                                                                ===============    ================

Diluted earnings per share                                                           $    0.27           $    0.28
                                                                                ===============    ================

                                                                                         SIX MONTHS ENDED
                                                                                             JUNE 30,
                                                                                -----------------------------------
                                                                                      1999               1998
                                                                                ----------------   ----------------
Numerator:
     Net income                                                                       $ 223,912          $ 234,734
                                                                                ----------------   ----------------
     Numerator for basic earnings per share -- income available to
        common stockholders                                                             223,912            234,734
     Effect of dilutive securities:
        Elimination of interest and amortization on 3.25% Convertible
            Subordinated Debentures due 2003, less the related
            effect of the provision of income taxes                                       6,224              3,492
                                                                                ----------------   ----------------
     Numerator for diluted earnings per share -- income available to
        common stockholders after assumed conversion                                  $ 230,136          $ 238,226
                                                                                ================   ================

Denominator:
     Denominator for basic earnings per share -- weighted-average
        shares                                                                          416,600            419,966
     Effect of dilutive securities:
        Net effect of dilutive stock options                                              7,727             12,123
        Restricted shares issued                                                            300                  -
        Assumed conversion of 3.25% Convertible Subordinated
            Debentures due 2003                                                          15,502              8,585
                                                                                ----------------   ----------------
                Dilutive potential common shares                                         23,529             20,708
                                                                                ----------------   ----------------
     Denominator of diluted earnings per share -- adjusted
        weighted-average shares and assumed conversions                                 440,129            440,674
                                                                                ================   ================

Basic earnings per share                                                              $    0.54          $    0.56
                                                                                ================   ================

Diluted earnings per share                                                            $    0.52          $    0.54
                                                                                ================   ================

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